UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2016

Spotlight Innovation Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52542	98 0518266
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6750 Western Parkway, Suite 200-226 West Des Moines, Iowa	50266
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (515) 274 9087

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8 K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a 12 under the Exchange Act (17 CFR 240.14a 12)

☐ Pre commencement communications pursuant to Rule 14d 2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐ Pre commencement communications pursuant to Rule 13e 4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 1.02 Termination of a Material Definitive Agreement.

On October 18, 2016 Spotlight Innovation Inc. (the “Company”) entered into a Forbearance and Refinancing Agreement (the “Refinancing Agreement”) with K4 Enterprises, LLC (“K4”). Pursuant to the Refinancing Agreement the Company and K4 agreed as follows:

-

The December 31, 2015 Convertible Note in the principal amount of $2.5 Million Dollars issued by the Company to K4 was cancelled and replaced with a new Amended and Restated Convertible Note in the principal amount of $2.5 Million Dollars (the “Amended Note”). The Warrants previously issued pursuant to the aforementioned December 31, 2015 Convertible Note remain in effect. The material terms of the Amended Note include: interest at the rate of Eight Percent (8%) per annum, which shall begin to accrue on January 1, 2017; Company may prepay the Amended Note (a) on or before December 31, 2017, with the consent of K4, which consent cannot be unreasonably withheld, for such purposes, including but not limited to a Nasdaq listing of the Company’s securities, or as a condition to an equity financing, and (b) at any time after December 31, 2017 upon 30 days written notice by the Company to K4; principal amount and interest may be converted into shares of common stock of the Company at a discount of Fifteen Percent (15%) of the average price of the common stock of the Company during the 20 consecutive trading days immediately prior to such conversion, but not less than $.75; and the maturity date is December 31, 2021.

-	K4 waived repayment of a $700,000 loan (termination of all related loan documents).

-	The Company agreed to issue K4 Four Million shares of common stock, with standard restrictive legend.

-	K4 agreed to terminate the following warrants to purchase shares of Common Stock of the Company:

Issuance Date	Expiration Date	Exercise Price	# Warrants / Shares
10/05/2013	10/05/2016	$1.46 / share	120,000
10/05/2013	10/05/2017	$1.46 / share	120,000
10/05/2013	10/05/2018	$1.46 / share	120,000
12/31/2015	12/31/2018	$1.00 / share	300,000
12/31/2015	12/31/2018	$1.25 / share	200,000

-	The Company agreed to issue K4 warrants to purchase shares of Common Stock of the Company as follows:

Expiration Date	Exercise Price / Share	# Warrants / Shares
12/31/2019	$1.46	360,000
12/31/2019	$1.00	300,000
12/31/2019	$1.25	200,000
12/31/2019	$1.00	500,000

The description of the Refinancing Agreement, Amended Note and Warrants do not purport to be complete, and is qualified in its entirety by reference to the full text of such documents which are included as Exhibit 10.35 hereto and incorporated herein by reference.

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Item 3.02 Unregistered Sales of Equity Securities.

As set forth in Items 1.01 and 1.02 above, the Company issued certain securities in a transaction not registered under the Securities Act.  The disclosure set forth in Items 1.01 and 1.02 above are incorporated by reference to this Item. The foregoing securities described in Items 1.01 and 1.02 above were issued pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 8.01 Other Events.

On October 15, 2016, the Company increased its Scientific Advisory Board to three members. In addition to Prof. Hengli Tang, Prof. Elliot Androphy and Prof. Kevin Hodgetts have been named members of the Scientific Advisory Board.

Item 9.01 Financial Statements and Exhibits.

The following documents are filed as Exhibits pursuant to Items 1.01, 1.02 and 3.02 hereof.

(d) Exhibits.

		Filed with this	Incorporated by reference
Exhibit No.	Description	Current Report	Form	Filing Date	Exhibit No.

10.35	Forbearance and Refinancing Agreement	*

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPOTLIGHT INNOVATION INC.

Dated: October 19, 2016	By:	/s/ Cristopher Grunewald
Cristopher Grunewald,
President and CEO

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